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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20509

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                February 12, 2001
                                 Date of Report
                        (Date of Earliest Event Reported)

                           LIQUITEK ENTERPRISES, INC.
             (Exact Name of Registrant as Specified in its Charter)

         Nevada                      2-99110-NY                91-1499978
  (State or other juris-        (Commission File No.)     (IRS Employer ID No.)
diction of incorporation)


                               1350 Draper Parkway
                                Draper, UT 84020
                    (Address of Principal Executive Offices)

                                 (801) 553-8785
                         (Registrant's Telephone Number)

                           Liquitek Enterprises, Inc.
                              12226 South 1000 East
                               Draper, Utah 84020
                 (Former Address of Principal Executive Offices)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Liquitek Enterprises Inc. (OTCBB: LQTK), on February 12, 2001, completed the acquisition of the all outstanding shares of Distech Limited. Based in Auckland, New Zealand, Distech owns patented, state-of-the-art vacuum distillation technology capable of producing purified water from sources containing harmful chemicals such as MTBE, TCE, PCE, BTEX, PCB, and salt.

The acquisition of Distech's shares was accomplished in two phases. First, under an agreement dated November 30, 2000 (the "Agreement"), and expressly conditioned upon the completion of the second phase of the acquisition, Liquitek acquired 74 percent of Distech Limited from its six largest shareholders in exchange for 11,359,593 shares, options, and warrants of Liquitek stock at a 3:1 ratio.

During the second phase of the acquisition, the remaining shareholders of Distech were given an unconditional offer in compliance with New Zealand law to exchange their shares, options, and warrants for Liquitek shares, options, and warrants at the same 3:1 ratio applicable to the first phase. In the second phase, approximately 4.8 million Liquitek shares, options, and warrants were issued in exchange for approximately 1.6 million Distech shares, options, and warrants.

Through both phases of the acquisition, Distech interests received 69,000 options and 790,896 warrants. Liquitek has reserved shares for issuance upon the exercise of the options and tender of the warrants. The warrants expire in May 2001 and the options expire in May 2004. Assuming full exercise of these options and warrants by Distech interests at current market prices, Liquitek would, on paper, realize approximately US $567,000 from the purchase of the warrant shares and approximately US $50,000 from the exercise of the options

The Agreement provides that all shareholders shall have the right to participate in a registration statement on Form S-3. This statement is to be filed under the 1933 Securities Act within four months of the date of the Agreement.

Shareholders who include their shares in the S-3 will be subject to certain lock-up provisions, which limit the amount of shares that any shareholder will be permitted to sell in specified time periods. The lock-up will apply from the earlier of the registration date of the S-3 or the date three months after the completion of the audit of Distech's financial statements required for this Form 8-K and for the S-3.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial statements of businesses acquired

It is not practicable to include the financial statements of Distech Limited as required by Rule 3-05(b) of Regulation S-X at this time. The Company intends to file such


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information within the sixty-day period permitted under the General Instructions to Form 8-K, Item 7(a)(4).

(b)  Pro forma financial information

It is not practicable to include the pro forma financial information as required by Article 11 of Regulation S-X at this time. The Company intends to file such information on or before the date permitted for the filing of the financial information referred to in Item 7(a) above.

(c)  Exhibits

2.1 Agreement for the Acquisition of Certain Ordinary Shares and Rights of Distech Limited by Liquitek Enterprises, Inc.

2.2 Takeover Offer by Liquitek Enterprises, Inc. to Purchase all the Shares in Distech Limited.

The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of the exhibits to the Agreements and Plans of Reorganization upon request.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       LIQUITEK ENTERPRISES, INC.



                                       /s/ Lester W. B. Moore
                                       ---------------------
                                       Lester W. B. Moore
                                       Chief Executive Officer

Date: February 26, 2001